Exhibit 99.1
NVR, INC. ANNOUNCES FOURTH QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

January 29, 2008, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced that diluted earnings per share for its fourth quarter ended December 31, 2007 decreased 44% and net income decreased 50% when compared to the 2006 fourth quarter. Net income for the 2007 fourth quarter was $67,274,000, $11.72 per diluted share, compared to net income of $135,167,000, $20.86 per diluted share, for the same period of 2006. The fourth quarter 2007 results were negatively impacted by land deposit impairments of approximately $97,000,000. These impairments lowered gross margins by 690 basis points and reduced diluted earnings per share by $10.32. Consolidated revenues for the last three months of 2007 totaled $1,427,397,000, a 12% decrease from $1,627,130,000 for the comparable 2006 quarter.

Net income for the 2007 fiscal year was $333,955,000, $54.14 per diluted share, compared to net income of $587,412,000, $88.05 per diluted share for 2006, a 43% decrease in net income and a 39% decrease in diluted earnings per share. The full year results were negatively impacted by land deposit impairments of approximately $261,800,000. These impairments lowered gross margins by 519 basis points and reduced diluted earnings per share by $25.91. Consolidated revenues for 2007 totaled $5,129,342,000, a 16% decrease from the $6,134,124,000 for 2006.

Homebuilding
New orders for the fourth quarter of 2007 decreased 35% to 1,948 units, when compared to 3,002 units for the fourth quarter of 2006. New order activity slowed as the quarter progressed and activity has remained weak during January. The cancellation rate in the fourth quarter of 2007 was 32% compared to 20% in the fourth quarter of 2006 and 27% in the third quarter of 2007. The cancellation rate in the Washington, D.C. market was 46% in the quarter compared to 34% in the fourth quarter of 2006 and 44% in the third quarter of 2007. These elevated cancellation levels are largely due to the instability in the mortgage lending market, including the tightening of mortgage underwriting standards. The average sales price of new orders in the fourth quarter of 2007 declined by 13% from the fourth quarter of 2006. The average new order price declined in all regions but was primarily due to a 17% decline in the Mid-Atlantic region. These sizable declines in new order units and prices will continue to have a significant negative impact on revenues and gross margins in the coming quarters.

Settlements decreased in the fourth quarter of 2007 to 3,874 units, 3% less than the same period of 2006. Homebuilding revenues for the three months ended December 31, 2007 totaled $1,405,466,000, 12% lower than the year earlier period. Pre-tax homebuilding income totaled $92,681,000, a decrease of 54% when compared to the fourth quarter of the previous year. Gross profit margins decreased to 12.9% in the 2007 fourth quarter compared to 19.0% for the same period in 2006. The decline in gross profit margins is due to the previously mentioned land deposit impairments and continued price declines in most of our markets.

New orders for 2007 totaled 12,270 units, a 7% decrease when compared to the 13,217 units reported for 2006. Home settlements for 2007 decreased 11% to 13,513 units when compared to 15,139 units closed in 2006. Homebuilding revenues for 2007 totaled $5,048,187,000, 16% lower than 2006. Pre-tax homebuilding income decreased to $485,576,000 for the 2007 fiscal year, a decrease of 46% from the prior year. Gross profit margins decreased to 16.3% in 2007 from 22.1% in 2006. The number of homes in backlog at the end of 2007 was 5,145 units, 19% lower than the 6,388 units in backlog at the end of 2006. The dollar volume in backlog decreased 27% to $1,910,504,000 at December 31, 2007, when compared to the same time last year.

Mortgage Banking
Mortgage closed loan production of $867,106,000 for the three months ended December 31, 2007 was 19% lower than the same period last year. Pre-tax income contributed by the mortgage banking operations during the fourth quarter of 2007 decreased 14% to $15,301,000, when compared to $17,875,000 reported for the same period of 2006.

Pre-tax income from the mortgage banking segment decreased for the 2007 fiscal year to $53,929,000, a 17% decrease from the $65,133,000 reported for 2006. Mortgage production for the year decreased 18% to $3,225,324,000.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Homebuilding:
Revenues	$1,405,466	$1,600,733	$5,048,187	$6,036,236
Other income	4,693	5,361	21,118	13,609
Cost of sales	(1,224,313)	(1,297,372)	(4,227,059)	(4,701,265)
Selling, general and administrative	(90,010)	(103,188)	(343,520)	(432,319)
Operating income	95,836	205,534	498,726	916,261
Interest expense	(3,155)	(3,650)	(13,150)	(18,423)
Homebuilding income	92,681	201,884	485,576	897,838
Mortgage Banking:
Mortgage banking fees	21,931	26,397	81,155	97,888
Interest income	1,485	2,468	4,900	7,704
Other income	280	317	1,060	1,334
General and administrative	(8,227)	(11,121)	(32,505)	(38,988)
Interest expense	(168)	(186)	(681)	(2,805)
Mortgage banking income	15,301	17,875	53,929	65,133

Income before taxes	107,982	219,759	539,505	962,971

Income tax expense	(40,708)	(84,592)	(205,550)	(375,559)

Net income	$67,274	$135,167	$333,955	$587,412

Basic earnings per share	$13.10	$24.43	$61.61	$104.08

Diluted earnings per share	$11.72	$20.86	$54.14	$88.05

Basic average shares outstanding	5,136	5,533	5,420	5,644

Diluted average shares outstanding	5,741	6,481	6,168	6,672

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2007	2006
ASSETS
Homebuilding:
Cash and cash equivalents	$660,709	$551,738
Receivables	10,855	12,213
Inventory:
Lots and housing units, covered under
sales agreements with customers	573,895	667,100
Unsold lots and housing units	105,838	58,248
Manufacturing materials and other	9,121	8,268
	688,854	733,616
Contract land deposits, net	188,528	402,170
Assets not owned, consolidated
per FIN 46R	180,206	276,419
Property, plant and equipment, net	32,911	40,430
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and other indefinite and definite life
intangibles, net	11,782	11,936
Other assets	252,461	207,468

	2,067,886	2,277,570
Mortgage Banking:
Cash and cash equivalents	3,500	4,381
Mortgage loans held for sale, net	107,338	178,444
Property and equipment, net	881	1,168
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	7,464	4,898
	126,530	196,238
Total assets	$2,194,416	$2,473,808

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	December 31,
	2007	2006
LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$219,048	$273,936
Accrued expenses and other liabilities	251,475	265,223
Liabilities related to assets not owned
consolidated per FIN 46R	164,369	244,805
Customer deposits	125,315	165,354
Other term debt	2,820	3,080
Senior notes	200,000	200,000
	963,027	1,152,398
Mortgage Banking:
Accounts payable and other liabilities	18,551	15,784
Notes payable	83,463	153,552
	102,014	169,336

Total liabilities	1,065,041	1,321,734

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000
shares authorized; 20,592,640 shares issued
for both 2007 and 2006	206	206
Additional paid-in-capital	663,631	585,438
Deferred compensation trust- 516,085
and 547,911 shares of NVR, Inc.
common stock for 2007
and 2006, respectively	(75,636)	(80,491)
Deferred compensation liability	75,636	80,491
Retained earnings	3,529,995	3,196,040
Less treasury stock at cost - 15,455,086
and 15,075,113 shares for
2007 and 2006, respectively	(3,064,457)	(2,629,610)
Total shareholders' equity	1,129,375	1,152,074
Total liabilities and shareholders'
equity	$2,194,416	$2,473,808

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Homebuilding data:
New orders (units)
Mid Atlantic (1)	910	1,442	5,695	6,182
North East (2)	190	319	1,212	1,438
Mid East (3)	540	755	3,160	3,244
South East (4)	308	486	2,203	2,353
Total	1,948	3,002	12,270	13,217

Average new order price	$318.4	$366.7	$352.0	$377.4

Settlements (units)
Mid Atlantic (1)	1,906	1,980	6,634	7,491
North East (2)	329	485	1,247	1,682
Mid East (3)	974	965	3,321	3,571
South East (4)	665	572	2,311	2,395
Total	3,874	4,002	13,513	15,139

Average settlement price	$362.5	$399.5	$373.2	$398.2

Backlog (units)
Mid Atlantic (1)			2,726	3,665
North East (2)			505	540
Mid East (3)			1,113	1,274
South East (4)			801	909
Total			5,145	6,388

Average backlog price			$371.3	$412.4

Community count (average)	472	551	505	589
Lots controlled at end of year			67,600	88,500

Mortgage banking data:
Loan closings	$867,106	$1,071,286	$3,225,324	$3,918,206
Capture rate	83%	87%	85%	86%

Common stock information:
Shares outstanding at end of year			5,137,554	5,517,527
Weighted average basic shares outstanding	5,136,000	5,533,000	5,420,000	5,644,000
Weighted average diluted shares outstanding	5,741,000	6,481,000	6,168,000	6,672,000
Number of shares repurchased	-	192,200	784,788	481,141
Aggregate cost of shares repurchased	$0	$103,778	$507,472	$287,064

(1)	Virginia, West Virginia, Maryland, and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Kentucky, New York, Ohio and western Pennsylvania
(4)	North Carolina, South Carolina and Tennessee